Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement No. 333-266136 on Form F-1 of our report dated March 24, 2022, relating to the financial statements of Alvotech Holdings S.A. We also consent to the reference to us under the heading “Experts” in such Report.

/s/ Deloitte ehf.

Kópavogur, Iceland

September 13, 2022